Exhibit 10.22.5.15

Caddo County, Oklahoma	Grady County, Oklahoma	Major County, Oklahoma
Canadian County, Oklahoma	Grant County, Oklahoma	Noble County, Oklahoma
Comanche County, Oklahoma	Harper County, Oklahoma	Roger Mills County, Oklahoma
Dewey County, Oklahoma	Kingfisher County, Oklahoma	Woodward County, Oklahoma
Garfield County, Oklahoma	Lincoln County, Oklahoma
Garvin County, Oklahoma	Logan County, Oklahoma

AMENDED, RESTATED AND CONSOLIDATED

MORTGAGE OF OIL AND GAS PROPERTY, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION

AND

FINANCING STATEMENT

Dated as of May 5, 2017

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW MORTGAGEE TO TAKE THE MORTGAGED PROPERTIES AND SELL THEM WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS, SECURES PAYMENT OF FUTURE ADVANCES, AND COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL; THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD OR WELLHEADS OF THE WELL OR WELLS LOCATED ON THE REAL PROPERTY DESCRIBED HEREIN.

THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE REAL PROPERTY DESCRIBED HEREIN.

THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE OR COMPARABLE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A HERETO, AND SUCH FILING SHALL SERVE, AMONG OTHER PURPOSES, AS A UCC FIXTURE FILING AND AS A FINANCING STATEMENT FOR AS-EXTRACTED COLLATERAL.

MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED HEREIN.

For purposes of filing this Mortgage as a financing statement: Mortgagor is the debtor and Mortgagee is the secured party. Mortgagor is comprised of PrimeEnergy Corporation, a corporation organized under the Laws of the State of Delaware, and PrimeEnergy Management Corporation, a corporation organized under the Laws of the State of New York, and Mortgagor’s mailing address is 9821 Katy Freeway, Suite 1050, Houston, Texas 77024. Mortgagee’s mailing address is 2200 Post Oak Boulevard, 17th Floor, Houston, Texas 77056.

Please return this document with filing information to:

Bee Archaphorn

Winstead PC

500 Winstead Building

2728 N. Harwood Street

Dallas, Texas 75201

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE OF OIL AND GAS PROPERTY, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT

KNOW ALL MEN BY THESE PRESENTS:

THIS AMENDED, RESTATED AND CONSOLIDATED MORTGAGE OF OIL AND GAS PROPERTY, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, AND FINANCING STATEMENT (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, this “Mortgage”) is made and entered into as of May 5, 2017, by PRIMEENERGY CORPORATION, a Delaware corporation (“Prime”) and PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation (“PEMC”; and Prime and PEMC herein, individually and collectively, “Mortgagor”), to COMPASS BANK, as Administrative Agent for the benefit of the Secured Parties (in such capacity and together with its successors and assigns in such capacity, “Mortgagee”). The addresses of Mortgagor and Mortgagee appear on the cover page and in Section 6.9 of this Mortgage. Capitalized terms not defined in the body of this Mortgage are defined in Section 6.12 hereof.

R E C I T A L S

A. Mortgagor has previously executed and delivered to Mortgagee or its predecessors in interest, those certain deeds of trust, mortgages and related instruments described in Schedule 1 attached hereto (as amended or otherwise as described in Schedule 1, the “Existing Mortgages”), covering the real property described therein and securing the indebtedness as described therein.

B. Mortgagor and Mortgagee desire to amend, restate and consolidate the Existing Mortgages pursuant to this instrument.

C. Lenders have extended a credit facility to Prime (“Borrower”) which is evidenced by Borrower’s promissory notes made payable to the order of Lenders in the aggregate principal sum of $300,000,000, as further described in Section 1.2 hereof.

D. One or more of the Loan Parties and one or more of the Secured Parties may from time to time enter into Secured Swap Agreements and Secured Cash Management Agreements, and Mortgagor will directly or indirectly benefit therefrom.

E. PEMC is a Subsidiary of Borrower and has guaranteed the indebtedness of Borrower to the Secured Parties. PEMC will directly or indirectly benefit from the use of the proceeds of the indebtedness and obligations described in Article 1. Mortgagor is the owner of all of the properties described on Exhibit A to this Mortgage. Mortgagor desires to mortgage the property described on Exhibit A hereto in order to secure the Obligation (as hereinafter defined).

NOW, THEREFORE, Mortgagor and Mortgagee agree that the Existing Mortgages are hereby amended, restated and consolidated in their entirety to read as follows:

CONVEYANCE AND GRANT OF LIEN

Mortgagor, to secure payment and performance of the Obligation, and for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) cash and other valuable consideration in hand paid to Mortgagor, the receipt and sufficiency of which are hereby acknowledged, and for and in consideration of the debt hereinafter mentioned, has MORTGAGED, GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, and CONVEYED, and by these presents does MORTGAGE, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, and CONVEY, unto Mortgagee, its successors and assigns, and specifically grant to and confirm upon Mortgagee, its successors and assigns, a Lien upon and a security interest in, and the power to sell in the manner provided in the Oklahoma Power of Sale Mortgage Foreclosure Act, 46 Okla. Stat. §40 et seq., as amended from time to time, the real and personal properties, rights, titles, interests, and estates described or to which reference is made in Paragraphs I through VI, inclusive, below, whether now owned by Mortgagor or hereafter acquired by Mortgagor (herein collectively called the “Mortgaged Property”), to-wit:

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Paragraph I. Oil and Gas Leases and Other Properties. All of Mortgagor’s undivided interest and title, now owned or hereafter acquired, in and to (i) the oil, gas and mineral leases described and/or to which reference may be made on Exhibit A attached hereto and made a part hereof for all purposes and incorporated herein by reference as fully as if copied verbatim, together with any other leases or agreements which cover or pertain to the lands described or referred to in Exhibit A, even if such leases or other agreements are not described or are incorrectly or insufficiently described on Exhibit A, together with any amendments, corrections, modifications, confirmations, renewals, substitutions, ratifications, supplements, replacements or extensions of any such leases (the “Subject Leases”); (ii) the oil, gas and other minerals in and under the lands described or referred to in Exhibit A (or described or referred to in any of the instruments described or referred in Exhibit A), together with the oil, gas and other minerals in and under the lands covered by the Subject Leases and/or the lands spaced, pooled or unitized therewith (the “Lands”); (iii) the oil, gas and other mineral interests and estates in and under the Lands including, but not limited to, working interests, royalties, overriding royalties, net profits interests and production payments (the “Subject Interests”); (iv) any and all oil and gas units covering, in whole or in part, the Lands covered by, or derived or carved from, the Subject Leases and/or the Lands spaced, pooled or unitized therewith; (v) all pooling, communitization, unitization and similar orders of Governmental Authorities, bodies and commissions that cover all or any portion of the Lands; and (vi) the Lands and all lands pooled, unitized or communitized therewith. It is expressly understood and agreed that (1) Mortgagee shall not be liable in respect of the performance of any covenant or obligation of Mortgagor concerning such Subject Leases, and (2) any decimal fractional interests set out on Exhibit A pertaining to the Subject Leases have been appended for purposes of certain representations and warranties of Mortgagor with respect to title and for informational purposes only, and shall not limit in any way whatsoever the interest of Mortgagor in the Subject Leases;

Paragraph II. Hydrocarbons. All oil, gas, casinghead gas, drip gasoline, natural gasoline and condensate, all other liquid and gaseous hydrocarbons, and all other minerals, whether similar to the foregoing or not (herein collectively called “Hydrocarbons”), now or hereafter accruing to or produced from the Subject Interests and/or to which Mortgagor now or hereafter may be entitled as a result of or by virtue of its record and/or beneficial ownership of any one or more of the Subject Interests;

Paragraph III. Contracts. All present and future rights of Mortgagor (including all rights to receive payments, including lease bonuses, rents, tolls, incomes, and royalties) under or by virtue of all present and future operating agreements, contracts for the purchase, exchange, processing, transportation or sale of Hydrocarbons, and other contracts and agreements relating in any way to all or any part of the Mortgaged Property, as the same may be amended or supplemented from time to time (herein collectively called the “Subject Contracts”);

Paragraph IV. Other Property. All tenements, hereditaments, appurtenances, and properties in anywise appertaining, belonging, affixed, or incidental to the Subject Interests, in which Mortgagor now owns or hereafter acquires an interest, including any and all property, real or personal, in which Mortgagor now owns or hereafter acquires an interest which is situated upon and/or used or useful in connection with all or any part of the Subject Interests and including, but subject to the penultimate paragraph of this Conveyance and Grant of Lien section, all pipelines, gathering lines, trunk lines, lateral lines, pipeline easements and rights-of-way, compressor, dehydration units, separators, heater treaters, valves, flow lines, gauge meters, alarms, supplies, machinery, derricks, buildings, tanks, wells, well bores, casings, Christmas trees, tubing, rods, liquid extractors, engines, boilers, tools, appliances, cables, wires, surface leases, rights-of-way, easements, servitudes, and franchises, and all accessions, additions, substitutes and replacements to or for, and all accessories and attachments to any of the foregoing (all such surface leases, easements, licenses, rights-of-way, and franchises being herein called the “Subject Easements,” and all such tangible property described in this Paragraph IV being herein called the “Personal Property”);

Paragraph V. Other Rights to Hydrocarbons. Any and all other rights, titles, estates, royalties, and interests (whether or not presently included in the Subject Interests) now owned or hereafter acquired by Mortgagor in and to all reversions, remainders, tolls, rents, revenues, issues, proceeds, earnings, income, and profits from the Lands; and

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Paragraph VI. Proceeds. Proceeds from the Mortgaged Property described in Paragraphs I through V above.

TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure or release hereof in anywise appertaining or belonging thereto, unto Mortgagee and to its successors and assigns, forever, and Mortgagor hereby binds and obligates Mortgagor and Mortgagor’s successors to warrant and forever defend, all and singular, the Mortgaged Property unto Mortgagee and to its successors and assigns, against the lawful claims of any and all Persons whomsoever claiming or to claim the same, or any part thereof, subject to the Permitted Liens.

Notwithstanding any provision in this Mortgage to the contrary, in no event is any Excluded Property included in the definition of “Mortgaged Property,” or “Collateral” or “Property” and no Excluded Property is hereby encumbered by this Mortgage.

This conveyance is made upon the terms and provisions hereinafter set out to secure the full and final payment and performance of the Obligation.

SECURITY INTEREST

To further secure the Obligation, Mortgagor hereby grants to Mortgagee a security interest in the entire interest of Mortgagor (whether now owned or hereafter acquired) in and to:

(a) the Mortgaged Property;

(b) all as-extracted collateral and all oil, gas and other Hydrocarbons and minerals produced from or allocated to the Mortgaged Property, and any products processed or obtained therefrom (herein collectively called the “Production”), and all Liens in the Production securing payment of the proceeds of the Production, including those Liens provided under statutes enacted in the jurisdictions in which the Mortgaged Property is located;

(c) all equipment, inventory, improvements, fixtures, accessions, goods and other personal property of whatever nature now or hereafter located on or used or held for use in connection with the Mortgaged Property (or in connection with the operation thereof or the treating, handling, storing, transporting, processing or marketing of Production) and all renewals or replacements thereof or substitutions therefor;

(d) all contract rights, contractual rights and other general intangibles related to the Mortgaged Property, the operation thereof (whether Mortgagor is operator or non-operator), or the treating, handling, storing, transporting, processing or marketing of Production, or under which the proceeds of Production arise or are evidenced or governed;

(e) all geological, geophysical, engineering, and seismic data together with Mortgagor’s proprietary interpretations thereof and all accounting, title, legal and other technical or business data and records, and logs, lease files, well files and other books and records (including computerized records and data) concerning the Mortgaged Property or the Production that are in the possession of Mortgagor or are licensed to Mortgagor and/or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data;

(f) all money, documents, instruments, chattel paper, securities, accounts or general intangibles arising from or by virtue of any transaction related to the Mortgaged Property or the Production (all of the properties, rights and interests described in clauses (a), (b), (c), (d) and (e) above and this clause (f) being herein sometimes collectively called the “Collateral”); and

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(g) all proceeds of the Collateral or payments in lieu of Production (such as “take or pay” payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property or other assets (the Mortgaged Property, Collateral and the proceeds of the Collateral and payments in lieu of Production, collectively, the “Property”).

Upon the occurrence of any default, Mortgagee is and shall be entitled to all of the rights afforded a secured party by the applicable Code with reference to the Collateral, or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights granted under this Mortgage with respect to the real property covered hereby. Such rights shall be cumulative and in addition to those granted to Mortgagee under any other provision of this Mortgage or under any other instrument executed in connection with or as security for all or any part of the Obligation.

REFERENCE IS MADE TO SECTION 6.12 FOR THE DEFINITIONS OF SEVERAL OF THE TERMS USED HEREIN.

ARTICLE 1

SECURED OBLIGATION

This Mortgage is made to secure and enforce the following note or notes, guaranty, obligations, indebtedness, covenants, conditions, agreements, loans, advances, debts, and liabilities (herein collectively called the “Obligation”):

Section 1.1 Credit Agreement. All indebtedness and other obligations now or hereafter incurred or arising pursuant to the provisions of that certain Third Amended and Restated Credit Agreement dated as of February 15, 2017, by and among Borrower, the lenders party thereto (with their successors and assigns, being collectively called herein the “Lenders”), and Mortgagee as Administrative Agent, and all supplements thereto and amendments or modifications thereof, and all agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part (such Third Amended and Restated Credit Agreement, as the same may from time to time be supplemented, amended or modified, and all other agreements given in substitution therefor or in restatement, renewal or extension thereof, in whole or in part, being herein called the “Credit Agreement”), including the “Secured Obligations” as defined in the Credit Agreement.

Section 1.2 Notes. Those certain promissory notes executed and delivered by Borrower pursuant to the Credit Agreement, having principal sums aggregated in an amount up to but not exceeding Three Hundred Million and No/100 Dollars ($300,000,000.00), bearing interest as specified therein (including interest occurring during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), being payable as provided therein and, if not sooner matured (by acceleration or otherwise), finally maturing as provided in the Credit Agreement (as the same may be supplemented, amended, modified, extended, and renewed, being collectively referred to herein as the “Notes”).

Section 1.3 [Intentionally Omitted].

Section 1.4 Indebtedness Arising Under Security Instruments. All indebtedness, obligations, covenants, conditions, agreements, and liabilities arising pursuant to the provisions of this Mortgage and/or any other security agreement, mortgage, deed of trust, collateral pledge agreement, contract, assignment, or loan agreement of any kind now or hereafter existing as security for, executed in connection with, or related to the Obligation and/or any part thereof (each such agreement being herein called “other security instruments”).

Section 1.5 Future Advances to Borrower. All other loans and future advances that any Secured Party may now or hereafter make to Borrower that Borrower and the Secured Parties contemplate may be necessary from time to time. Such future advances, if any, shall be made on such conditions as Borrower and the Secured Parties may negotiate, but it is specifically agreed that the Secured Parties have not hereby agreed to advance any such additional sums.

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Section 1.6 Secured Swap Agreements. Any and all obligations, contingent or otherwise, whether now existing or hereafter arising under any Secured Swap Agreement (which amounts shall be deemed to be the Swap Termination Values under such Secured Swap Agreements as of the date the Obligation is being determined); provided that notwithstanding anything to the contrary herein or in any Loan Document, the “Obligation” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

Section 1.7 Costs and Expenses. All sums advanced and costs and expenses incurred by the Mortgagee and/or Secured Parties, including all accounting, engineering, management, consulting or like fees and legal fees, made and incurred in connection with the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6, or any part thereof, or in connection with the acquisition, perfection, realization, maintenance, or preservation of the security therefor, or in connection with the following Section 1.8, or any part thereof, whether such advances, costs, or expenses shall have been made and incurred at the request of Mortgagor or Borrower or Mortgagee and/or the Secured Parties.

Section 1.8 Renewals, Extensions, and Rearrangements. Any and all renewals, extensions, increases, rearrangements and/or substitutions of all or any part of the Notes, indebtedness, obligations, debts, loans, advances, covenants, agreements, and liabilities described or to which reference is made in the foregoing Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7.

ARTICLE 2

CERTAIN REPRESENTATIONS, WARRANTIES,

AND COVENANTS OF MORTGAGOR

Section 2.1 Representations and Warranties. With knowledge that Mortgagee is relying on the representations and warranties made herein without independent investigation, Mortgagor hereby covenants, agrees, represents, and warrants to Mortgagee that:

(a) Valid and Subsisting Leases. The Subject Leases described on Exhibit A are valid and subsisting and are in full force and effect.

(b) Authority. Mortgagor has authority to execute this Mortgage, to grant, bargain, sell, mortgage, assign, transfer, and convey the Mortgaged Property to Mortgagee pursuant to this Mortgage, and to make the covenants, representations, warranties, and assignments contained in this Mortgage.

(c) Title. Mortgagor (i) has good and defensible title to, (ii) is the lawful owner and holder of, and (iii) is possessed of the Mortgaged Property free and clear of any and all Liens except Permitted Liens.

(d) Interests. With respect to each Mortgaged Property, the ownership of Mortgagor in such Mortgaged Property does and will, (i) with respect to each well described in Exhibit A hereto in connection with such Mortgaged Property, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal share of the Production produced from, or allocated to, such well equal to not less than the decimal share set forth in Exhibit A in connection with such well opposite the words “Net Revenue Interest” (or words of similar import), (B) cause Mortgagor to be obligated to bear a decimal share of the cost of exploration, development and operation of such well not greater than the decimal share set forth in Exhibit A in connection with such well opposite the words “Working Interest” (or words of similar import) and (ii) if such Mortgaged Property is shown in Exhibit A to be subject to a unit or units, with respect to each such unit, (A) entitle Mortgagor to receive (subject to the terms and provisions of this Mortgage) a decimal share of Production produced from, or allocated to, such unit equal to not less than the decimal share set forth in Exhibit A in connection with such Mortgaged Property opposite the words “Unit Net Revenue Interest” or words of similar import (and if such Mortgaged Property is subject to more than one unit, words identifying such interest with such unit), and (B) obligate Mortgagor to bear a decimal share of the cost of exploration, development and operation of such unit not greater than the decimal share set forth in Exhibit A in connection with such Mortgaged Property opposite the words “Unit Working Interest” or words of similar import (and if such Mortgaged Property is subject

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to more than one unit, words identifying such interest with such unit); such shares of Production which Mortgagor is entitled to receive, and shares of expenses which Mortgagor is obligated to bear, are not and will not be subject to change (other than changes which arise pursuant to non-consent provisions of operating agreements described in Exhibit A in connection with such Mortgaged Property, respectively, in connection with operations hereafter proposed) except, and only to the extent that, such changes are reflected in Exhibit A.

(e) Rents, Royalties and Taxes. All rents and royalties due and payable under the Subject Leases have been paid or otherwise accounted for and all Hydrocarbon severance and production Taxes, windfall profit Taxes, and all property Taxes payable by Mortgagor with respect to the Mortgaged Property have been paid.

Section 2.2 Covenants of Mortgagor. Mortgagor, for Mortgagor and Mortgagor’s successors, covenants and agrees, unless otherwise specifically permitted or allowed in the Credit Agreement, to do the following:

(a) Cure of Defects. If (i) any legal proceedings are instituted challenging or attacking the validity or priority of this Mortgage or of any rights or Liens created or evidenced hereby with respect to the Mortgaged Property, or (ii) any adverse claim is made against upon the title to any of the Mortgaged Property other than Permitted Liens, Mortgagor will give Mortgagee written notice thereof within three (3) business days after Mortgagor has knowledge of such legal proceedings or adverse claim, and, at Mortgagor’s own cost and expense, Mortgagor will diligently endeavor to cure any defect that may be claimed, and Mortgagor will take all necessary and proper steps for the defense of such legal proceedings, including the employment of counsel reasonably acceptable to Mortgagee, the prosecution or defense of litigation and the release or discharge of all adverse claims, and Mortgagee (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such additional steps as in its reasonable judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Property, and all out-of-pocket expenses so incurred shall be a demand obligation owing by Mortgagor to Mortgagee in accordance with Section 12.03(a) of the Credit Agreement.

(b) Maintenance of Subject Leases, Contracts, and Easements. Mortgagor will perform all of Mortgagor’s obligations under and maintain all Subject Leases, Subject Contracts, and Subject Easements in full force and effect, and Mortgagor will not permit to occur the surrender, abandonment, release, or termination of any Subject Lease, Subject Contracts, or Subject Easements, so long as the Subject Interests covered thereby or relating thereto are capable of producing Hydrocarbons in paying quantities.

(c) Maintenance of Mortgaged Property. Mortgagor will at all times maintain, preserve, and keep the Mortgaged Property in good repair and condition, and from time to time, make all necessary and proper repairs, replacements, and renewals, and Mortgagor will not commit or permit any waste on or of the Mortgaged Property, or do anything to the Mortgaged Property that may impair its value.

(d) Mortgage Taxes. At any time any Law shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage, or upon any Lien created hereby, Mortgagor will immediately pay all such taxes; provided that, in the alternative, Mortgagor may, in the event of the enactment of such a Law, and must, if it is unlawful for Mortgagor to pay such taxes, prepay that portion of the Obligation which Mortgagee in good faith determines is secured by property covered by such Law within sixty (60) days after demand therefor by Mortgagee.

(e) Performance of Covenants. Mortgagor will punctually and properly perform all of Mortgagor’s covenants, duties, and liabilities under the Credit Agreement, this Mortgage and any other security instrument.

(f) Operation of Mortgaged Property. Mortgagor will operate the Mortgaged Property, or cause it to be operated, in a careful and efficient manner in accordance with the practices of the industry and in compliance with all Subject Leases, Subject Contracts, Subject Easements, and Laws.

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(g) Development Work. Mortgagor will do, or cause to be done, such development and other work as may be reasonably necessary to protect from diminution of production capacity of the Mortgaged Property and each producing well thereon.

(h) Properties Not Operated by Mortgagor. Anything in this Section 2.2 to the contrary notwithstanding, Mortgagor, with respect to those Subject Interests which are operated by operators other than Mortgagor, shall not be obligated itself to perform undertakings performable only by such operators and which are beyond the control of Mortgagor. In each such case, however, Mortgagor will use such commercially reasonable efforts to bring about the performance of any such undertakings required to be performed by such operators.

(i) Mortgage Registration Taxes and Recording Fees. Mortgagor will promptly pay any mortgage registration or similar Taxes, recording fees and filing fees which may be required to be paid with respect to or in connection with the filing and recordation of this Mortgage.

(j) Flood Insurance. If any portion of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the applicable Flood Insurance Regulations, then Mortgagor will maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable Flood Insurance Regulations applicable to the Mortgaged Property, if any.

ARTICLE 3

DEFAULTS AND REMEDIES

Section 3.1 Defaults. The term “default” as used herein shall mean an Event of Default under the Credit Agreement.

Section 3.2 Remedies. If a default shall occur and be continuing, Mortgagee may, at its option, do any one or more of the following to the extent permitted by applicable Law:

(a) Payment or Performance by Mortgagee. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or any other security instrument, Mortgagee may, but shall not be obligated to any Person to do so, perform or attempt to perform such covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be a part of the Obligation, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Notes are payable, or at such other place as Mortgagee may direct by written notice, all sums so advanced or paid by Mortgagee, with interest at the Highest Lawful Rate, from the date when paid or incurred by Mortgagee until paid by Mortgagor. No such payment by Mortgagee shall constitute a waiver of any default. In addition to the Liens hereof, Mortgagee shall be subrogated to all rights and Liens securing the payment of any debt, claim, tax, or assessment for the payment of which Mortgagee may make an advance, or which Mortgagee may pay.

(b) Acceleration. Mortgagee may, at its option, declare the aggregate unpaid principal amount of and interest on the Notes and all other parts of the Obligation (other than liabilities under any Secured Swap Agreements or any Secured Cash Management Agreements) to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, notice of protest or notice of dishonor, or any other notice of any kind, all of which are expressly waived by Mortgagor.

(c) Power of Sale. Mortgagor hereby confers on Mortgagee the power to sell the Mortgaged Property and the interests of Persons therein in the manner provided for in the “Oklahoma Power of Sale Mortgage Foreclosure Act” (46 Okla. Stat. §§40 et seq.), as the same may be amended from time to time (the “Act”), or other applicable statutory authority. Such power of sale shall be exercised by giving Mortgagor a written notice by certified mail of intent to foreclose by power of sale and setting forth, among other things, the nature of the breach(es) or default(s) and the action required to effect a cure thereof and the time period within

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which such cure may be effected all in compliance with and as may be required by the Act or other applicable statutory authority. If no cure is effected within the applicable statutory time limits, Mortgagee may accelerate the Obligation without further notice (the aforementioned statutory cure period shall run concurrently with any contractual provision for notice and cure period before acceleration of the Obligation, but in no event shall the statutory cure period run more than 60 days from the date of the occurrence or event resulting in the default unless a longer period is provided by applicable statute) and may then proceed in the manner and subject to and as required by the conditions of the Act or other applicable statutory authority to serve upon Mortgagor and other necessary parties and publish a notice of sale and to then sell and convey all or any portion of the Mortgaged Property all in accordance with the Act or other applicable statutory authority. The sale shall be made as an entirety or in lots, parcels, or divisions, upon such notice, at such time and place, in such manner and under such conditions all as provided for in said Act or other applicable statutory authority. The proceeds of the sale shall be applied in the manner provided for in the Act or other applicable statutory authority. No action of Mortgagee based upon the provisions contained herein or contained in the Act, including, without limitation, the giving of the notice of intent to foreclose by power of sale or service of the notice of sale, shall constitute an election of remedies which would preclude from pursuing judicial foreclosure before or at any time after commencement of the power of sale foreclosure procedure.

(d) Suit. Mortgagee may proceed by suit or suits, at Law or in equity, to enforce the payment and performance of the Obligation in accordance with the terms hereof, of the Notes or the other security instruments, or other documents and/or writings securing and/or evidencing the Obligation, to foreclose the Liens of this Mortgage as against all or any part of the Mortgaged Property and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

(e) Appointment of Receiver. Mortgagee, as a matter of right and without regard to the sufficiency of the security, and without any showing of insolvency, fraud or mismanagement on the part of Mortgagor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of the income, rents, issues and profits thereof.

(f) Possession of Mortgaged Property. Mortgagee may enter upon the Lands included within the Mortgaged Property, take possession of the Mortgaged Property, and remove the Personal Property included within the Mortgaged Property, or any part thereof, with or without any responsibility or liability on the part of Mortgagee, take possession of any property located on or in the Mortgaged Property which is not a part of the Mortgaged Property and hold or store such property at Mortgagor’s expense.

(g) Assemble Collateral. Mortgagee may require Mortgagor to assemble the Collateral included within the Mortgaged Property, or any part thereof, and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to Mortgagor and Mortgagee.

(h) Disposition of Collateral. After notification, if any, as hereafter provided in this Section 3.2(h), Mortgagee may sell, lease or otherwise dispose of, at the office of Mortgagee, or on the Lands, or elsewhere, as chosen by Mortgagee, all or any part of the personal property Collateral included within the Mortgaged Property, in its then condition, or following any commercially reasonable preparation or processing, and each sale (as used in this Section 3.2(h), the term “sale” means any such sale, lease, or other disposition made pursuant to this Section 3.2(h)) may be a unit or in parcels, by public or in private proceedings, and by way of one or more contracts, and, at any sale, it shall not be necessary to exhibit such Collateral, or part thereof, being sold, leased or otherwise disposed of. The sale of any part of the Collateral shall not exhaust Mortgagee’s power of sale, but sales may be made from time to time until the Obligation is paid and performed in full. Reasonable notification of the time and place of any public sale pursuant to this Section 3.2(h), or reasonable notification of the time after which any private sale is to be made pursuant to this Section 3.2(h), shall be sent to Mortgagor and to any other Person entitled under the applicable Code to notice. To the extent any sale is conducted pursuant to the Code, it is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates, is reasonable notification and notice for such purposes of this Section 3.2(h).

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(i) Surrender of Insurance Policies. Mortgagee may surrender the insurance policies maintained pursuant to the Credit Agreement, or any part thereof, and receive and apply the unearned premiums as a credit on the Obligation, and, in connection therewith, Mortgagor hereby appoints Mortgagee as the agent and attorney-in-fact for Mortgagor to collect such premiums (which appointment is coupled with an interest and irrevocable while this Mortgage is in effect).

Section 3.3 Purchase of Mortgaged Property by Mortgagee. If Mortgagee or any Secured Party is the purchaser of the Mortgaged Property, or any part thereof (and it is specifically agreed that Mortgagee or any Secured Party may be the purchaser of the Mortgaged Property, or any part thereof, if permitted by applicable Law), at any sale thereof, whether such sale be under the power of sale hereinabove vested in Mortgagee, or upon any other foreclosure of the Liens hereof, or otherwise, Mortgagee or the relevant Secured Party, as the case may be, shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the Liens of these presents.

Section 3.4 Operation of Properties by Mortgagee. Should any part of the Mortgaged Property come into the possession of Mortgagee, whether before or after default, Mortgagee may use or operate (to the extent allowed under applicable operating arrangements) the Mortgaged Property for the purpose of preserving it or its value, pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by Mortgagee in respect to the Mortgaged Property. Mortgagor covenants promptly to reimburse and pay to Mortgagee, at the place where Notes are payable, or at such other place as may be designated by Mortgagee in writing, the amount of all expenses (including the cost of any insurance, taxes, reasonable attorneys’ fees and other charges) incurred by Mortgagee in connection with its custody, preservation, use or operation of the Mortgaged Property, together with interest thereon from the date incurred by Mortgagee at the Highest Lawful Rate, and all such expenses, cost, taxes, interest and other charges shall be a part of the Obligation. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Mortgagor, and Mortgagee shall have no liability whatever for decline or diminution in value of the Mortgaged Property, nor for failure to obtain or maintain insurance, nor for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured, except to the extent such loss or damage results from the gross negligence or willful misconduct of Mortgagee, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

Section 3.5 Possession of Property After Foreclosure. In case the Liens hereof shall be foreclosed by power of sale, or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the Mortgaged Property, or any part thereof so conveyed, and, subsequent to foreclosure, Mortgagor and Mortgagor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible, or otherwise, with or without process of Law, and all damages by reason thereof are hereby expressly waived.

Section 3.6 Application of Proceeds. The proceeds from any sale, lease or other disposition made pursuant to this Article 3, any proceeds of Hydrocarbons collected by Mortgagee pursuant to Article 4, and sums received pursuant to Section 6.5 shall be applied by Mortgagee first to the payment of any and all expenses incurred by Mortgagee in foreclosing upon the Property and carrying out such sale (including any attorneys’ fees); and second to the payment or prepayment of the Obligation, whether or not matured, all in accordance with the Credit Agreement; provided, however, that notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, no such proceeds shall be applied to any Excluded Swap Obligations.

Section 3.7 Abandonment of Sale. In the event a foreclosure hereunder should be commenced in accordance with Section 3.2(c), Mortgagee may at any time before the sale abandon the sale and exercise any other remedies available to Mortgagee.

Section 3.8 Waiver of Appraisement and Redemption. To the full extent Mortgagor may lawfully do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption Laws, now or hereafter in force, in order

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to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Mortgaged Property or any part thereof, or the possession thereof by any purchaser at any such sale, and Mortgagor, insofar as Mortgagor now or hereafter may lawfully do so, hereby waives the benefit of all such Laws; provided, however, that the appraisement of any of the Mortgaged Property is hereby expressly waived or not waived at the option of Mortgagee, such option to be exercised prior to or at the time judgment is rendered in any foreclosure of this Mortgage. Mortgagor also expressly waives, to the extent Mortgagor may lawfully do so, all rights to have the Mortgaged Property marshaled upon any foreclosure of this Mortgage.

ARTICLE 4

ASSIGNMENT OF PRODUCTION

Section 4.1 Assignment and Additional Security. In addition to the conveyance to Mortgagee herein made and to additionally secure the Obligation, Mortgagor has, effective as of 7:00 o’clock a.m., local time, on the first day of the month in which this Mortgage is executed, at the site of each of the Subject Leases, ASSIGNED, TRANSFERRED AND CONVEYED, and does hereby ASSIGN, TRANSFER AND CONVEY, unto Mortgagee all of the following:

(a) All Hydrocarbons, and the proceeds therefrom and products obtained or processed therefrom (such proceeds and products being herein called “Proceeds”), produced and to be produced from the Mortgaged Property, and all rights of Mortgagor to Liens securing payment of Proceeds, including those Liens provided for in the Oil and Gas Owners’ Lien Act of 2010 (52 Okla. Stat. 549, 1-549.12). Mortgagor hereby authorizes and empowers Mortgagee, during the existence of a default, to demand, collect and receive such Hydrocarbons and Proceeds, to endorse and cash any checks and drafts payable to Mortgagor or Mortgagee for the account of Mortgagor received from or in connection with such Hydrocarbons and Proceeds, to execute any release, receipt, division order, transfer order, and relinquishment or other instrument that may be required or necessary to collect and receive such Hydrocarbons and Proceeds, and to exercise any rights as the holder of Liens securing payment of Proceeds. Mortgagor hereby authorizes and directs all pipeline companies, gathering companies, and others purchasing such Hydrocarbons or having in their possession any such Hydrocarbons or Proceeds, to pay and deliver to Mortgagee all such Hydrocarbons and Proceeds upon the written request of Mortgagee during the existence of a default; provided that Mortgagor does hereby specifically agree that all such pipeline companies, gathering companies and others purchasing or having in their possession such Hydrocarbons and Proceeds shall be entitled to rely, and shall be fully protected in relying upon, notice by Mortgagee that a default exists. Mortgagor agrees that all division orders, transfer orders, receipts and other instruments which Mortgagee may from time to time execute and deliver for the purpose of collecting or receipting for Hydrocarbons or Proceeds may be relied upon in all respects and that the same shall be binding upon Mortgagor and Mortgagor’s successors. Mortgagor agrees to execute and deliver all necessary, convenient and appropriate instruments, including transfer and division orders, which may be required by Mortgagee in connection with the receipt by Mortgagee of such Hydrocarbons or Proceeds and to indemnify and keep and hold Mortgagee free and harmless from all parties whomsoever having or claiming an adverse interest in such Hydrocarbons and Proceeds and in this respect agrees to pay all expenses, costs, charges and attorneys’ fees that may be incurred by Mortgagee as to any of such matters.

(b) All proceeds hereafter payable to or to become payable to Mortgagor or to which Mortgagor is entitled under all gas sales or exchange contracts, all oil, distillate, or condensate sales or exchange contracts, all gas transportation contracts, and all gas processing contracts now or hereafter to become a part of the Mortgaged Property.

(c) All amounts, sums, revenues, income and proceeds which become payable to Mortgagor from any of the Mortgaged Property (including any after-acquired properties) or under any contract, present or future, relating to, any gas pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Property.

(d) All lease bonus, delay rentals, royalties and shut-in gas royalties which become payable to Mortgagor from any of the Mortgaged Property.

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Section 4.2 Transfer Orders. Mortgagor agrees to execute such transfer orders, payment orders, division orders and other instruments as may be needed by Mortgagee or requested by it incident to its having all assigned payments made direct to it. Mortgagor authorizes and directs all such pipeline companies, purchasers, transporters and other parties owing moneys to Mortgagor under contracts herein assigned, to pay such amounts direct to Mortgagee upon the written request by Mortgagee during the existence of a default as follows:

Compass Bank, as Administrative Agent

2200 Post Oak Boulevard, 17th Floor

Houston, Texas 77056

and such authorization shall continue until this Mortgage is released. During the existence of a default, Mortgagee is authorized to collect, receive, and give receipt for all such amounts, and no party making payment shall have any responsibility to see to the application of any funds paid to Mortgagee but shall be fully protected in making such payment to Mortgagee under the assignments herein contained. Should Mortgagee bring suit against any third party for collection of any amounts or sums included within this assignment (and Mortgagee shall have the right to bring any such suit), it may sue either in its own name or in the name of Mortgagor.

Section 4.3 Payment of Proceeds. In the event that, for its convenience, Mortgagee should elect with respect to particular properties or contracts not to exercise immediately its right to receive Hydrocarbons or proceeds, then the purchasers or other Persons obligated to make such payment shall continue to make payment to Mortgagor until such time as written demand has been made upon them by Mortgagee that payment be made directly to Mortgagee. Such failure to notify shall not in any way waive the right of Mortgagee to receive any payments not theretofore paid out to Mortgagor before the giving of written notice. In this regard, in the event payments are made directly to Mortgagee, and then, at the request of Mortgagee payments are, for a period of time, paid to Mortgagor, Mortgagee shall nevertheless have the right, effective upon written notice, to require that future payments be again made to Mortgagee.

Section 4.4 Proceeds Held in Trust by Mortgagor. If under any existing gas sales or exchange agreements or products sales or exchange contracts, other than division orders or transfer orders, or under any gas transportation contract, any proceeds are required to be paid by the purchaser or transporter direct to Mortgagor so that under such existing agreements payment cannot be made to Mortgagee in the absence of foreclosure, then Mortgagor’s interest in all proceeds under such sales agreement and in all other proceeds which for any reason may be paid to Mortgagor shall, when received by Mortgagor during the existence of a default, constitute trust funds in his hands and shall be immediately paid over to Mortgagee, if Mortgagee has requested that such payments be delivered to it under this assignment.

Section 4.5 Limitation of Liability of Mortgagee. Mortgagee is hereby absolved from all liability for failure to enforce collection of the proceeds and amounts assigned under Section 4.1 above and from all other responsibility in connection therewith, except the responsibility to account to the Persons legally entitled thereto (by application upon the Obligation or otherwise) for funds actually received. Mortgagor agrees to indemnify and hold harmless Mortgagee against any and all liabilities, actions, claims, judgments, costs, charges, and attorneys’ fees by reason of the assertion that Mortgagee has received, either before or after payment and performance in full of the Obligation, funds from the production of Hydrocarbons claimed by third Persons, and Mortgagee shall have the right to compromise and adjust any such claims, actions, and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Mortgagee in compromise, satisfaction, or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees, and other expenses of every character incurred by Mortgagee, pursuant to the provisions of this Section, shall be demand obligations owing by Mortgagor and shall bear interest at the Highest Lawful Rate from date of expenditure until paid and shall be secured by the Liens created and granted by this Mortgage.

Section 4.6 Duty to Pay Obligation. Nothing contained herein shall limit Mortgagor’s absolute duty to make payment when due of the Obligation when the Proceeds received by Mortgagee pursuant to Section 4.1 hereof are insufficient to pay the same, and receipt of Proceeds under said Section 4.1 shall be in addition to all other security now or hereafter existing to secure payment of the Obligation.

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Section 4.7 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place and stead of Mortgagor for the purpose of taking any and all actions deemed by Mortgagee necessary for the realization by Mortgagee of the benefits of the assignment of Proceeds provided herein, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagor under this Mortgage and, thus, irrevocable as long as this Mortgage is in force and effect. All Persons dealing with Mortgagee, or any officer thereof, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section as continuing in full force and effect until advised by Mortgagee that the entire Obligation is fully and finally paid.

ARTICLE 5

FINANCING STATEMENT

Section 5.1 Effective as a Financing Statement. This Mortgage covers goods which are or are to become fixtures on the real property described herein. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property records of each county in which any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral, minerals or the like (including oil and gas) and accounts arising out of the sale at the wellhead or minehead of the wells or mines located on the Mortgaged Property of oil, gas, or other minerals in which Mortgagor has an interest before extraction, and is to be filed for record in the real property records of each county in which any part of the Mortgaged Property is situated. Mortgagor is the debtor and Mortgagee is the secured party. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. Regarding Mortgagor as debtor, Mortgagor’s mailing address, and type and state of organization are set forth on the cover page of this Mortgage. Regarding Mortgagee as secured party, Mortgagee’s mailing address is set forth on the cover page of this Mortgage.

Section 5.2 Reproduction of Mortgage as Financing Statement. A photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in Section 5.1.

Section 5.3 Notice to Account Debtors. In addition to the rights granted in Article 4 hereof, Mortgagee may at any time during the existence of a default notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Mortgagee directly.

Section 5.4 Filing of Financing Statement. Mortgagee shall have the right, without the consent or joinder of Mortgagor, to execute and file with any Governmental Authority such financing statements, financing statement amendments and continuation statements as may, in the sole discretion of Mortgagee, be necessary or advisable to maintain, perfect or otherwise evidence the Lien of Mortgagee in and to any of the Mortgaged Property. Mortgagor, as debtor, hereby expressly authorizes Mortgagee, as secured party, to file any such financing statement without the signature of Mortgagor to the extent permitted by applicable Law.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Release. If the Obligation is paid and performed in full in accordance with the terms of this Mortgage and the Notes and other security instruments and documents and writings evidencing or securing all or any part of the Obligation, and if Mortgagor shall well and truly perform all of Mortgagor’s covenants contained herein, then this conveyance shall be released at Mortgagor’s request and expense; otherwise, it shall remain in full force and effect; provided, however, that Mortgagor’s warranties and indemnities contained in this Mortgage shall survive the payment and performance of the Obligation and the release of this Mortgage.

Section 6.2 Rights Cumulative. All rights and Liens herein expressly conferred are cumulative of all other rights and Liens herein, or by Law or in equity provided, or provided in any other security instruments,

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and shall not be deemed to deprive Mortgagee or the Secured Parties of any such other legal or equitable rights and Liens by judicial proceedings, or otherwise, appropriate to enforce the conditions, covenants and terms of this Mortgage and other security instruments, and the employment or enforcement of any rights hereunder, or otherwise, shall not prevent the concurrent or subsequent employment or enforcement of any other rights.

Section 6.3 Waivers. Any and all covenants in this Mortgage may from time to time, by instrument in writing signed by Mortgagee (with the requisite approval, if any, of all Lenders or the Majority Lenders pursuant to the Credit Agreement) and delivered to Mortgagor, be waived to such extent and in such manner as Mortgagee and the applicable Lenders may desire, but no such waiver shall ever affect or impair Mortgagee’s rights and Liens hereunder, except to the extent specifically stated in such written instruments.

Section 6.4 Sale of Mortgaged Property. In the event Mortgagor or any of Mortgagor’s successors conveys any interest in the Mortgaged Property, or in any part thereof, to any other party, Mortgagee may, without notice to Mortgagor or Mortgagor’s successors, deal with any owner of any part of the Mortgaged Property with reference to this Mortgage and the Obligation, either by way of forbearance on the part of Mortgagee, or extension of time of payment of the Obligation, or release of all or any part of the Mortgaged Property, or any other property securing payment and performance of the Obligation, without in any way modifying or affecting Mortgagee’s rights and Liens hereunder or the liability of Mortgagor or any other party liable for payment and performance of the Obligation, in whole or in part; provided that no action taken or omitted to be taken by Mortgagee under this Section 6.4 shall be deemed a waiver of any default occurring by reason of any such conveyance.

Section 6.5 Condemnation Sale. Mortgagee shall be entitled to receive any and all sums which may be awarded or become payable to Mortgagor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Mortgagee, and Mortgagor shall, upon request of Mortgagee, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Mortgagee to collect and receipt for any such sums. Mortgagee shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

Section 6.6 Renewals of Indebtedness. It is understood and agreed that the proceeds of the Notes or of any further loans or advances, to the extent the same are utilized to renew or extend any indebtedness or take up any outstanding Liens against the Mortgaged Property, or any portion thereof, have been advanced by the Secured Parties at Mortgagor’s request and upon Mortgagor’s representation that such amounts are due and payable. The Secured Parties shall be subrogated to any and all rights and Liens owned or claimed by any owner or holder of such outstanding rights and Liens, however remote, regardless of whether such rights and Liens are acquired by assignment or are released by the holder thereof upon payment.

Section 6.7 Waiver of Marshaling. Mortgagor hereby waives all rights of marshaling in the event of any foreclosure of the Liens hereby created.

Section 6.8 Headings. The captions, headings, and arrangements used in this Mortgage are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 6.9 Notices. Whenever this Mortgage requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given on the day personally delivered or, if mailed, on the day it is enclosed in an envelope, properly stamped, sealed and deposited in a post office or official depository maintained by the United States Postal Service, certified mail, return receipt requested, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice):

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If to Mortgagor:	PrimeEnergy Corporation
PrimeEnergy Management Corporation
9821 Katy Freeway, Suite 1050
Houston, Texas 77024

If to Mortgagee:	Compass Bank, as Administrative Agent
2200 Post Oak Boulevard, 17th Floor
Houston, Texas 77056

Section 6.10 Governing Law. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT TO THE EXTENT THAT THE LAW OF THE STATE IN WHICH A PORTION OF THE MORTGAGED PROPERTY IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE MORTGAGED PROPERTY) NECESSARILY OR, IN THE SOLE DISCRETION OF MORTGAGEE, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND OTHER RIGHTS AND REMEDIES OF MORTGAGEE GRANTED HEREIN, THE LAWS OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE MORTGAGED PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

Section 6.11 Invalid Provisions. If any provision of this Mortgage is invalid or unenforceable in any jurisdiction applicable to this Mortgage, then, to the extent permitted by Law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Mortgagee in order to carry out the intentions of the parties hereto as nearly may be possible; and (b) the invalidity or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction. If the rights and Liens created by this Mortgage shall be invalid or unenforceable as to any part of the Obligation, the unsecured portion of the Obligation shall be completely paid prior to the payment of the remaining and secured portion of the Obligation, and all payments made on the Obligation shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Obligation.

Section 6.12 Definitions. In addition to the terms defined elsewhere herein, as used herein, the following terms shall have the meanings indicated:

“Borrower” has the meaning given such term in Recital A hereof.

“Code” means the applicable Uniform Commercial Code, if any, of each state where any of the Mortgaged Property is situated.

“Collateral” has the meaning given such term in Paragraph (f) under the heading of “Security Interest” in this Mortgage.

“Credit Agreement” has the meaning given such term in Section 1.1 hereof.

“default” has the meaning given such term in Section 3.1 hereof.

“Excluded Property” means (a) any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations), and (b) any rights or interest in any contract, lease, permit, license, charter or license agreement covering any property of Mortgagor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein (i) is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement, (ii) shall give any other party to such

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contract, lease, permit, license, charter or license agreement (other than a Loan Party) the right to terminate such contract, lease, permit, license, charter or license agreement, or (iii) would constitute or result in a breach or termination pursuant to the terms of, a default, a right of recoupment, or other remedy under any such contract, lease, permit, license, charter or license agreement, and, in the case of any of clauses (i) through (iii) above, such prohibition or restriction has not been waived or the consent of the applicable Governmental Authority or the other party to such contract, lease, permit, license, charter or license agreement has not been obtained; provided, that, the foregoing exclusions in this clause (b) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, (y) to apply to the extent that any consent or waiver has been obtained that would permit the security interest or Lien notwithstanding the prohibition or restriction or (z) to limit, impair or otherwise affect the Mortgagee’s and the other Secured Parties’ continuing security interests in and Liens upon any rights or interests of Mortgagor to monies due or to become due any such contract, lease, permit, license, charter or license agreement; provided further, the exclusions in the foregoing clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect the Secured Parties’ continuing security interests in and Liens upon any proceeds of Excluded Property, unless such proceeds would constitute Excluded Property.

“Excluded Swap Obligation” has the meaning given such term in the Credit Agreement.

“Flood Insurance Regulations” has the meaning given such term in the Credit Agreement.

“Governmental Authority” has the meaning given such term in the Credit Agreement.

“Hydrocarbons” has the meaning given such term in Paragraph II under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Lands” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Laws” has the meaning given such term in the Credit Agreement.

“Lenders” has the meaning given such term in Section 1.1 hereof.

“Lien” has the meaning given such term in the Credit Agreement.

“Loan Documents” has the meaning given such term in the Credit Agreement.

“Mortgage” has the meaning given such term in the introductory paragraph hereof.

“Mortgaged Property” has the meaning given such term under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Mortgagee” has the meaning given such term in the introductory paragraph hereof.

“Mortgagor” has the meaning given such term in the introductory paragraph hereof.

“Mortgagor’s successors” means each and all of the immediate and remote successors, assigns, heirs, executors, administrators, and legal representatives of Mortgagor.

“Note” or “Notes” has the meaning given to such term in Section 1.2 hereof.

“Obligation” has the meaning given such term in Article 1 hereof.

“other security instrument” has the meaning given such term in Section 1.4 hereof.

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“Permitted Liens” means Liens permitted by Section 9.03 of the Credit Agreement.

“Person” has the meaning given such term in the Credit Agreement.

“Personal Property” has the meaning given such term in Paragraph IV under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Proceeds” has the meaning given such term in Section 4.1(a) hereof.

“Production” has the meaning given such term in Paragraph (b) under the heading of “Security Interest” in this Mortgage.

“Property” has the meaning given such term in Paragraph (g) under the heading of “Security Interest” in this Mortgage.

“sale” has the meaning given such term in Section 3.2(h) hereof.

“Section” means a section of this Mortgage, unless specifically indicated otherwise.

“Secured Cash Management Agreement” has the meaning given such term in the Credit Agreement.

“Secured Parties” has the meaning given such term in the Credit Agreement.

“Secured Swap Agreement” has the meaning given such term in the Credit Agreement.

“Subject Contracts” has the meaning given such term in Paragraph III under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Subject Easements” has the meaning given such term in Paragraph IV under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Subject Interests” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Mortgage.

“Subject Leases” has the meaning given such term in Paragraph I under the heading of “Conveyance and Grant of Lien” in this Mortgage.

All other capitalized terms defined in the Credit Agreement which are used in this Mortgage and which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa, and words of any gender shall include each other gender where appropriate. Article, Paragraph, Section, Schedule, and Exhibit references are to Articles, Paragraphs, and Sections of and Schedules and Exhibits to this Mortgage, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage. As used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

Section 6.13 Form of Mortgage. This instrument may be construed and enforced from time to time whether within the State of Oklahoma, and elsewhere outside the State of Oklahoma, as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable Laws, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth. Insofar as this instrument is a security agreement,

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE – Page 16

pledge, financing statement, hypothecation or contract, or any one or more of them as may be appropriate under applicable Laws, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth, Mortgagor is the debtor and Mortgagee is the secured party. The addresses shown in Section 6.9 are the addresses of the debtor and the secured party and information concerning the security interest granted hereby may be obtained from the secured party at such address. Without in any manner limiting the generality of any of the foregoing provisions hereof: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Lands described or to which reference is made herein; (b) the minerals and the like (including oil and gas) included in the Mortgaged Property and the accounts resulting from the sale thereof will be financed at the wellhead(s) or minehead(s) or the well(s) or mine(s) located on the Lands described or to which reference is made herein; and (c) this instrument is to be filed of record in the real estate records in the counties in which any portion of the Mortgaged Property is situated as a financing statement but the failure to do so will not otherwise affect the validity or enforceability of this instrument.

Section 6.14 Multiple Counterparts. This Mortgage has simultaneously been executed in a number of identical counterparts, each of which shall be deemed an original, and all of which are identical, except that in order to facilitate recordation, portions of Exhibit A hereto which describe Mortgaged Property situated in counties other than the particular county in which a counterpart hereof is being recorded may be omitted from such counterpart.

Section 6.15 Binding Effect. This Mortgage is binding upon Mortgagor and Mortgagor’s successors and shall inure to the benefit of Mortgagee and each of the Lenders and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the Lands. The duties, covenants, conditions, obligations, and warranties of Mortgagor in this Mortgage shall be joint and several obligations of Mortgagor and Mortgagor’s successors. Each and every party who signs this Mortgage, other than Mortgagee, and each and every subsequent owner of the Mortgaged Property, or any part thereof, jointly and severally covenants and agrees that he or it will perform, or cause to be performed, each and every condition, term, provision, and covenant of this Mortgage.

Section 6.16 Restatement of Existing Mortgages. This Mortgage amends, restates, supplements and consolidates (but does not extinguish or novate) the Existing Mortgages. The execution, delivery and effectiveness of this Mortgage shall not discharge or release any Lien or priority of any Existing Mortgage, or any other security instrument securing the Obligation. This Mortgage continues, renews and extends all liens, rights, powers, privileges, superior titles, estates and security interests existing by virtue of the Existing Mortgages without interruption or lapse, but the terms, provisions and conditions of such liens, rights, powers, privileges, superior titles, estates and security interests shall hereafter be governed by this Mortgage and any amendments or supplements hereto.

Section 6.17 Credit Agreement Controls. In the event of a conflict between the terms and provisions of this Mortgage and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control; provided, however, a more expansive or explanatory term or provision shall not be deemed a conflict.

Section 6.18 Joint and Several Liability. The obligations of Prime and PEMC as Mortgagor hereunder are joint and several in all respects.

[This space is left intentionally blank. The signature page follows.]

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE – Page 17

EXECUTED on the dates of the acknowledgments below, to be effective as of the date first set forth above.

MORTGAGOR:

PRIMEENERGY CORPORATION

By:
Charles E. Drimal, Jr.
Chairman, President & Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the      day of May, 2017, by Charles E. Drimal, Jr., Chairman, President & Chief Executive Officer of PrimeEnergy Corporation, a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas
My commission expires:

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE – Signature Page

MORTGAGOR (CONTINUED):

PRIMEENERGY MANAGEMENT CORPORATION

By:
Charles E. Drimal, Jr.
Chairman, President & Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the             day of May, 2017, by Charles E. Drimal, Jr., Chairman, President & Chief Executive Officer of PrimeEnergy Management Corporation, a New York corporation, on behalf of said corporation.

Notary Public, State of Texas
My commission expires:

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE– Signature Page

MORTGAGEE:

COMPASS BANK,
as Administrative Agent

By:
Kathleen J. Bowen
Managing Director

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the             day of May, 2017, by Kathleen J. Bowen, a Managing Director of Compass Bank, an Alabama state banking association, on behalf of said banking association.

Notary Public, State of Texas

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE – Signature Page

SCHEDULE 1

EXISTING MORTGAGES

1.	Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated effective December 19, 2002, from PrimeEnergy Corporation and PrimeEnergy Management Corporation to Guaranty Bank, FSB, filed and recorded as follows:

Caddo County	Filed January 30, 2003, as Document No. 2003 785, Book 2429, Page 556

Canadian County	Filed March 10, 2003, as Document No. 2003006801, Book 2696, Page 452

Comanche County	Filed February 3, 2003, as Document No. 2003002181, Book 3984, Page 104

Dewey County	Filed February 18, 2003, as Instrument No. 000497, Book 1186, Page 280

Garfield County	Filed March 17, 2003, as Instrument No. 2912, Book 1636, Page 215

Garvin County	Filed March 7, 2003, as Instrument No.01668, Book 1655, Page 479

Grady County	Filed January 30, 2003, as Instrument No. 1493, Book 3455, Page 137

Grant County	Filed January 30, 2003, as SS No. 187, Book 547, Page 837

Harper County	Filed March 7, 2003, as Book 0581, Page 653

Kingfisher County	Filed January 30, 2003, as Instrument No. 0449, Book 1858, Page 116

Lincoln County	Filed February 19, 2003, as Instrument No. 1278, Book 1546, Page 297

Logan County	Filed February 18, 2003, as Instrument No.1762, Book 1702, Page 301

Major County	Filed on February 3, 2003, as Instrument No. 70914, Book 1577, Page 104

Noble County	Filed March 10, 2003, as Instrument No. 2003-686, Book 577, Page 614

Roger Mills County	Filed January 30, 2003, as Instrument No. I-2003-000391, Book 1699, Page 420

Woodward County	Filed on January 30, 2003, as Instrument No. 3928, Book 1846, Page 44

2.	Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement, and Assignment of Production, dated effective as of May 3, 2005 by PrimeEnergy Corporation and PrimeEnergy Management Corporation in favor of Guaranty Bank, FSB, filed and recorded as follows:

Garvin County	Filed and Recorded on July 13, 2005, as Document No. 2005-005568, in Book 1740, Page 153.

Grant County	Filed and Recorded on July 15, 2005, in Book 564, Page 69.

SCHEDULE 1 – Page 1

3.	Ratification of and Amendment to Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement, and Assignment of Production, dated effective as of June 6, 2006 by PrimeEnergy Corporation, PrimeEnergy Management Corporation, Prime Operating Company, Eastern Oil Well Service Company, Southwest Oilfield Construction Company and EOWS Midland Company and Guaranty Bank, FSB, filed and recorded as follows:

Caddo County	Filed and Recorded June 16, 2006 as Instrument No. 200600005799, in Volume 2578, Pages 186-197

Canadian County	Filed and Recorded June 16, 2006 as Document No. 200614391, in Book 3206, Pages 959-970

Comanche County	Filed and Recorded August 30, 2006 as Document No. 2006019700, in Book 5116, Pages 302-318

Dewey County	Filed and Recorded August 30, 2006 as Instrument No. 2006-002306, in Book 1206, Pages 0550-0564

Garfield County	Filed September 1, 2006 under Document No. 11012, Book 1822, Pages 334-372

Garvin County	Filed and Recorded August 30, 2006 as Instrument No. 2006-006387, in Book 1783, Pages 0151-0205

Grady County	Filed and Recorded August 30, 2006 as Instrument No. 2006-013052, in Book 3879, Pages 0557-0586

Grant County	Filed and Recorded June 19, 2006 as Document No. 1159, in Book 573, page 455

Harper County	Filed and Recorded June 16, 2006 as Document No. 1B-2598, in Book 614, Page 39

Kingfisher County	Filed and Recorded August 30, 2006 as Document No. 3777, in Book 2101, Page 066

Lincoln County	Filed and Recorded August 30, 2006 as Document No. 08955, in Book 1711, Page 341

Logan County	Filed and Recorded August 30, 2006 as Instrument No. 2006-008748, in Book 1948, Page 400

Major County	Filed and Recorded August 30, 2006 as Instrument No. 2006-003042, in Book 1666, Pages 0310-0330

Noble County	Filed and Recorded June 19, 2006 as Instrument No. 2006001779, in Book 624, Pages 159-170

Roger Mills County	Filed and Recorded June 16, 2006 as Instrument No. 2006004431, in Book 1841, Page 188

Woodward County	Filed and Recorded August 31, 2006 as Instrument No. 2006-001748, in Book 1970, Page 441

SCHEDULE 1 – Page 2

4.	Ratification of and Amendment to Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated effective January 23, 2013, by PrimeEnergy Corporation and PrimeEnergy Management Corporation in favor of Compass Bank (successor in interest to Guaranty Bank, FSB); filed and recorded as follows:

Grant County	Filed and recorded February 7, 2013 as Document 2013-000531, Book 0671, Page 446 of the Official Public Records

SCHEDULE 1 – Page 3

PREFACE TO EXHIBIT A TO

AMENDED, RESTATED AND CONSOLIDATED MORTGAGE OF OIL AND GAS PROPERTY, ASSIGNMENT,

SECURITY AGREEMENT AND FINANCING STATEMENT,

DATED AS OF MAY 5, 2017

FROM PRIMEENERGY CORPORATION AND PRIMEENERGY MANAGEMENT CORPORATION

TO COMPASS BANK, ADMINISTRATIVE AGENT

This Exhibit A contains a description of those Subject Leases and Lands referred to in the foregoing Mortgage. The Subject Leases and Lands consist of producing and non-producing oil and gas leases, oil, gas and mineral interests, oil and gas royalty interests, and oil and gas overriding royalty interests affecting lands situated in the State of Oklahoma in each of the counties listed on the cover page of this Mortgage, together with all of Mortgagor’s interest in all leases, lands and interests with which any of said interests may now or hereafter be pooled, unitized or communitized. This Exhibit A shall include all of Mortgagor’s interest in the leases described or referred to in this Exhibit A, whether beneficially owned or as now or hereafter reflected of record in the county records, and whether or not all lands covered by said leases are specifically described or referred to. The net revenue interests and/or interests in gross production set forth herein are the interests in production of oil and/or gas hereby represented and warranted to be owned by Mortgagor in the properties described, but this Exhibit A shall be deemed to cover any additional interests of Mortgagor that are in excess of the net revenue interests indicated herein and such designation shall not be deemed a limitation on the interests covered hereby. Reference is hereby made to each particular instrument described and referred to in this Exhibit A for further description and for all the terms and conditions thereof and the lands covered thereby.

Where references in this Exhibit A state that any described interest is subject to any referenced agreement, instrument, or outstanding interest, such reference is made only to the extent, if any, that such agreement, instrument or interest is valid and subsisting, and such references shall not create rights in or have any effect upon any Person not party to this Mortgage, to which the Exhibit A is attached. The Subject Leases and Lands are conveyed or mortgaged subject to valid and presently subsisting easements and rights-of-way, either of record or on the ground. All recording references in this Exhibit A are to the official records of the Clerk of the County in which the lands affected by the described instrument are situated.

This Mortgage may be executed in multiple counterparts, each of which is an original and all of which are substantially identical and shall together constitute but one and the same Mortgage except that to facilitate recordation, there is attached to each counterpart which is to be recorded only that portion of this Exhibit A which contains the description of the Lands located in the County where that particular counterpart will be recorded. The Exhibit A to be attached to the financing statement filed in the central filing jurisdiction of each state shall contain descriptions of all of the Subject Leases and Lands in that state that are affected by this Mortgage.

It is the intention of Mortgagor herein to convey or mortgage all of its interests in the Subject Leases and the Lands, even though any such oil and gas property may not be accurately described herein. Any acreage or depth limitation language in this Exhibit A is included for the sole purpose of specifying or limiting the warranties made by Mortgagor, but it is the intention of Mortgagor to subject Mortgagor’s entire interest in the leases and/or lands described or referred to in this Exhibit A without regard to acreage or depth limitations.

“Working Interest” or “WI” (expressed as a decimal) shall mean the interest of Mortgagor in a particular Subject Lease, well, or unit as the case may be, entitling Mortgagor to produce oil, gas and other Hydrocarbons produced therefrom and being equivalent to the proportionate part of the cost of exploration, development and production of oil, gas and other minerals borne by the owners thereof with respect to such Subject Lease or well.

“Net Revenue Interest” or “NRI” (expressed as a decimal) means the warranted interest of Mortgagor representing the proportionate share of the production of oil, gas and other Hydrocarbons produced from the Subject Lease or well as the case may be, to which Mortgagor is entitled after deduction of all royalties, overriding royalty interests, production payments and other burdens on or payments out of production, except severance, production, and other similar taxes.

PREFACE TO EXHIBIT A – Page 1

“Overriding Royalty Interest”, “ORRI” or “ORI” (expressed as a decimal) means an interest in production which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production.

“Royalty Interest” or “RI” (expressed as a decimal) means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant lands and which is free of any obligation for the expense of exploration, development and production, bearing only its pro rata share of severance, production and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas or other minerals relating to the marketing of such production.

Notwithstanding the percentage of Working Interest, Net Revenue Interest, Overriding Royalty Interest or Royalty Interest set forth with respect to a particular oil, gas and mineral lease or well, Mortgagor intends that this Mortgage shall convey or mortgage the entirety of Mortgagor’s interest in the Subject Leases and the Lands.

Any reference herein to wells or well names, prospects or prospect names, if any, shall be for information purposes and shall not limit the description of the interests made subject to this Mortgage. Each reference to a lease herein shall be deemed a reference to said lease as said lease may have been heretofore amended and/or ratified, whether or not such amendments and ratifications are referred to herein.

PREFACE TO EXHIBIT A – Page 2

EXHIBIT A

EXHIBIT A